As filed with the Securities and Exchange Commission on July 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPAY HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1496050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tyler B. Dempsey, Esq.

General Counsel

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David W. Ghegan, Esq.

Heather M. Ducat, Esq.

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street, NE

Suite 3000

Atlanta, Georgia 30308

(404) 885-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	10,051,302 (1)	$24.19 (2)	$243,140,995.38 (2)	$26,526.68

(1)

All of the shares of Class A common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $24.19, which is the average of the high ($24.59) and low ($23.79) prices of the Class A common stock as reported on The Nasdaq Capital Market on June 28, 2021, which date is within five business days prior to filing this Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED JULY 2, 2021

PRELIMINARY PROSPECTUS

REPAY HOLDINGS CORPORATION

10,051,302 Shares of Class A Common Stock Offered by the Selling Securityholder

The selling securityholder named in this prospectus, Beckham Parent, L.P. (formerly BillingTree Parent, L.P.) (together with its transferees, assignees, successors and other permitted transferees, the “Selling Securityholder”), may offer and sell up to an aggregate of 10,051,302 shares of Class A common stock of Repay Holdings Corporation (the “Company”) from time to time in one or more offerings. We issued such shares of Class A common stock (the “Acquisition Shares”) to the Selling Securityholder as a portion of the purchase price consideration under the Agreement and Plan of Merger, dated as of May 7, 2021 (the “Merger Agreement”), by and among BT Intermediate, LLC (“Target”), the Company, Beckham Acquisition LLC (“Buyer”), Beckham Merger Sub LLC (“Merger Sub”) and the Selling Securityholder. Pursuant to the Merger Agreement, Merger Sub merged with and into the Target, with the Target being the surviving company of the merger (the “Acquisition”). We are registering the shares on behalf of the Selling Securityholder pursuant to the Merger Agreement and the related Registration Rights Agreement entered into between the Company and the Selling Securityholder concurrently with the Merger Agreement.

We are not offering or selling any shares of Class A common stock under this prospectus, and we will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholder pursuant to this prospectus. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of its shares. The Selling Securityholder may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholder may sell the shares in the section entitled “Plan of Distribution.”

If any underwriters, dealers or agents are involved in the sale of any of the shares of Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RPAY”. On June 29, 2021, the closing price of our Class A common stock was $24.37.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus as well as in any applicable prospectus supplement, and in any other document incorporated by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholder have authorized anyone to provide you with different information. The Selling Securityholder is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by it described in this prospectus.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, the expected benefits of the Acquisition, the expected impact of the COVID-19 pandemic, the expected demand on our product offering, including further implementation of electronic payment options and statements regarding our market and growth opportunities, the expected benefits of our other recent acquisitions, our financial performance, our business strategy and the plans and objectives of management for future operations. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks described under Part I, Item 1A “Risk Factors” of our Form 10-K for the year ended December 31, 2020, as amended, which is incorporated by reference herein, as well as any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

THE COMPANY

The Company

We are a leading payments technology company. We provide integrated payment processing solutions to industry-oriented vertical markets in which businesses have specific and bespoke transaction processing needs. We refer to these markets as “vertical markets” or “verticals.”

We are a payments innovator, differentiated by our proprietary, integrated payment technology platform and our ability to reduce the complexity of electronic payments for businesses. We intend to continue to strategically target verticals where we believe our ability to tailor payment solutions to our customers’ needs and the embedded nature of our integrated payment solutions will drive strong growth by attracting new customers and fostering long-term customer relationships.

Background

Repay Holdings Corporation was originally known as Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company incorporated as a Cayman Islands exempted company, which consummated its initial public offering in June 2018. On July 11, 2019, Thunder Bridge domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 among Thunder Bridge, Hawk Parent and certain other parties thereto (such Domestication, Merger and other related transactions, collectively, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), we changed our name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation. Class A ordinary shares and Class B ordinary shares of Thunder Bridge issued and outstanding immediately prior to the Closing converted into shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”). In connection with the Closing, we entered into an exchange agreement (the “Exchange Agreement”) with Hawk Parent and the other holders (“Repay Unitholders”) of units representing limited liability company interests of Hawk Parent as the surviving company following the Merger (the “Post-Merger Repay Units”) which provides such other holders with the right to elect to exchange such Post-Merger Repay Units into shares of our Class A common stock. The rights of holders of our common stock are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”).

Our Class A common stock is currently traded on The Nasdaq Capital Market under the symbol “RPAY”.

Additional Information

Our principal executive offices are located at 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305. Our telephone number is (404) 504-7472. We maintain a website at www.repay.com, through which you may access our public filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder. We will not receive any of the proceeds from these sales.

The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholder in disposing of its Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus as well as fees and expenses incurred in connection with certain underwritten offerings thereof, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation (the “Certificate of Incorporation”) and our Bylaws (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 2,200,001,000 shares, consisting of (i) 200,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, and (iii) 1,000 shares of Class V common stock, par value $0.0001 per share.

As of June 15, 2021, there were outstanding 90,526,108 shares of Class A common stock, 100 shares of Class V common stock (with Hawk Parent holding any shares of Class V common stock in treasury that are not issued to Repay Unitholders), and no shares of Preferred Stock. As of June 15, 2021, there were outstanding 7,933,893 Post-Merger Repay Units.

Class A Common Stock

Holders of Class A common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class A common stock are fully paid and non-assessable.

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to applicable law and preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over our Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock will be subject to those of the holders of any shares of the Preferred Stock we may issue in the future.

Class V Common Stock

Holders of Class V common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class V common stock are fully paid and non-assessable.

Voting rights. Each holder of Class V common stock is entitled, without regard to the number of shares of Class V common stock (or fraction thereof) held by it, to a number of votes that is equal to the product of (x) the total number of Post-Merger Repay Units held by such holder as set forth in the books and records of Hawk Parent multiplied by (y) an exchange rate defined in the Exchange Agreement, on all matters on which stockholders generally or holders of Class V common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of our capital stock). The holders of shares of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock do not participate in any dividends declared by our board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and Retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger Repay Unit as set forth in the books and records of Hawk Parent, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger Repay Units in accordance with the governing documents of Hawk Parent.

Preferred Stock

No shares of Preferred Stock are currently issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Class A common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A common stock.

Dividends

Upon completion of the Business Combination, we became a holding company with no material assets other than our interest in Hawk Parent. We intend to cause Hawk Parent to make distributions to Repay Unitholders in amounts sufficient to cover applicable taxes and other obligations under the tax receivable agreement we entered into with Repay Unitholders as well as any cash dividends declared by us. The Amended and Restated Operating Agreement of Hawk Parent provides that pro rata cash distributions be made to Repay Unitholders (including us) at certain assumed tax rates.

We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends is dependent upon our revenues and earnings, if any, capital requirements and general financial condition subject to funds legally available therefore. The payment of any cash dividends is within the discretion of our board of directors. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. The Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of our board of directors then in office, except that holders of Class V common stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action is permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that our board of directors will determine the number of directors who will serve on the board, provided that no more than fifteen directors may serve on our board of directors at any time. The exact number of directors will be fixed from time to time by a majority of our board of directors. Our board of directors is divided into three classes designated as Class I, Class II and Class III. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Stockholder Agreements entered into in connection with the Business Combination and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.

Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that we will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which our Class A common stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with any “interested stockholder” (as defined in the Certificate of Incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

The Certificate of Incorporation expressly excludes certain of our stockholders with whom we have entered into stockholders agreements, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Certificate of Incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Certificate of Incorporation could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of our board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as their respective stockholders agreements remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	the provision requiring an 80% supermajority vote for stockholders to amend the Bylaws;

•	the provisions providing for a classified board of directors (the election and term of directors);

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding competition and corporate opportunities; and

•	the amendment provision requiring that the above provisions be amended only with an 66 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company (a) arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or our subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or our affiliates now engage or propose to engage or (ii) otherwise competing with the Company or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (x) it would be permitted to undertake the opportunity, financially, legally and contractually, (y) the opportunity would be in line with our business and (z) the opportunity is one in which we have interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Stockholders Agreement

In connection with the Closing, we entered into a Stockholders Agreement with Shaler Alias and John Morris (together, the “Repay Founders”) (the “Founders’ Stockholders Agreement”). Under the Founders’ Stockholders Agreement, Mr. Morris and Mr. Alias will serve on our board of directors (with Mr. Alias being a Class I director and Mr. Morris being a Class III director). The Founders’ Stockholders Agreement provides that (i) if Mr. Morris ceases to serve as our Chief Executive Officer, he will immediately resign as a director and will no longer be entitled to be designated to our board of directors, and (ii) if Mr. Alias ceases to serve as our President, he will immediately resign as a director and no longer be entitled to be designated to our board of directors. If Mr. Morris and/or Mr. Alias resign, upon their termination, the Repay Founders together will be entitled to designate one designee for nomination to our board of directors as an independent director to replace the resigning director(s) (but no more than one independent director in total) (the “Independent Founder Designee” and together with either Mr. Morris and Mr. Alias if serving as a designee under the foregoing provisions, the “Founder Designees”).

Mr. Morris and Mr. Alias may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, we will use our best efforts to fill such vacancy with such person as designed by the Repay Founders. We also agree to use our best efforts to cause the Founder Designees to be elected to our board of directors. Additionally, any change in the size of our board of directors requires the consent of the Repay Founders.

Stockholder Registration Rights

We, Thunder Bridge Acquisition LLC and certain other holders named therein are parties to a registration rights agreement dated as of June 18, 2018 and amended as of July 11, 2019 (the “Founder Registration Rights Agreement”), pursuant to which Thunder Bridge Acquisition LLC has certain registration rights in respect of its Class A common stock. Upon the completion of the Business Combination, we entered into a Registration Rights Agreement with Corsair and the other Repay Unitholders (the “Repay Unitholders Registration Rights Agreement”) pursuant to which such parties are entitled to registration rights that obligate us to register for resale under the Securities Act all or any portion of the shares of Class A common stock issuable upon exchange of Post-Merger Repay Units pursuant to the Exchange Agreement so long as such shares are not then restricted under any applicable support agreement or escrow agreement.

In connection with the Acquisition, we entered into a registration rights agreement, dated May 7, 2021, with the Selling Securityholder (the “BillingTree Registration Rights Agreement”) with respect to the Acquisition Shares. Under the terms of the BillingTree Registration Rights Agreement, we are required to file with the SEC the resale registration statement of which this prospectus is a part, with respect to the offer and resale or distribution of the Acquisition Shares. In addition, we are required to assist the Selling Securityholder in connection with up to two non-marketed underwritten offerings, upon demand of the Selling Securityholder. See the section entitled “Selling Securityholder.”

Rule 144

Rule 144 of the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, we ceased to be a shell company and the required Form 10 type information was filed in July 2019. Therefore, Rule 144 is available to our non-affiliates and affiliates as described and subject to the conditions below.

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on Nasdaq under the symbol “RPAY”.

SELLING SECURITYHOLDER

Up to 10,051,302 shares of our Class A common stock (plus an indeterminate number of shares of our Class A common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) may be offered for resale by the Selling Securityholder under this prospectus from time to time in one or more offerings.

When we refer to the “Selling Securityholder” in this prospectus, we refer to the person listed in the table below (including the entities set forth in footnote (2) thereof), and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholder’s interest in the shares of Class A common stock received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership distribution, member distribution, stockholder distribution or other non-sale related transfer. The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by the Selling Securityholder.

We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. Any changed or new information given to us by the Selling Securityholder, including regarding the identity of, and the securities held by, the Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The following table sets forth certain information provided by or on behalf of the Selling Securityholder as of June 15, 2021 concerning the Class A common stock that may be offered from time to time by the Selling Securityholder with this prospectus. The Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

The address of the Selling Securityholder is c/o Parthenon Capital Partners, Four Embarcadero Center, Suite 3610, San Francisco, California 94111.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned and Offered Hereby	% of Class A Common Stock Beneficially Owned and Offered Hereby(3)	% of Total Voting Power Prior to Offering (4)(5)	Class A Common Stock Beneficially Owned Upon Completion of Offering(6)	% of Class A Common Stock Beneficially Owned Upon Completion of Offering(3)(6)	% of Total Voting Power Upon Completion of Offering (4)(5)(6)
Beckham Parent, L.P. (1)(2)	10,051,302	11.1%	10.2%	—	—	—

(1)

Beckham Parent, L.P. (“Beckham LP”) is the record owner of the shares set forth above. BT Parent GP, LLC (“BT Parent GP”) is the general partner of Beckham LP and as such may be deemed the beneficial owner of the shares of Class A common stock. BT Parent GP has delegated investment decisions, including voting and dispositive power, with respect to the shares of Class A common stock of the Company to Beckham LP’s board of managers. The members of the board of managers, who act by majority vote, are Brian Golson, Henry Helgeson, Jack Lavin, Christine Lee, Zachary Sadek and Edgar Sturans.

(2)

Includes, but is not limited to the following limited partners of Beckham LP and their limited partners: Beckham Aggregator, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P., Parthenon Investors V, L.P. (collectively, the “Parthenon Funds”), and Madison Capital Funding Co-Investment Fund LP (Series 2016) (“Madison”), which may receive shares of Class A common stock from Beckham LP upon a distribution of the shares to its limited partners and a subsequent distribution by such limited partners. The Parthenon Funds, Madison and any other limited partners disclaim beneficial ownership of the shares of Class A common stock held by Beckham LP, as the Parthenon Funds, Madison and such other limited partners do not have voting or dispositive power with respect to the shares of Class A common stock of the Company held of record by Beckham LP.

(3)

Percentage of Class A Common Stock is calculated using a denominator of 90,526,108 shares of the Company’s Class A common stock (which number includes 2,303,749 shares of unvested restricted stock that have voting rights) outstanding as of June 15, 2021.

(4)

Holders of Class A common stock are entitled to one vote for each share of Class A common stock held by them. Each Repay Unitholder owns Post-Merger Repay Units and one share of Class V common stock and is entitled to a number of votes that is equal to the product of (i) the total number of Post-Merger Repay Units held by such holder multiplied by (ii) the exchange ratio between the Post-Merger Repay Units and Class A common stock, which is initially one-for-one. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are currently exchangeable for shares of Class A common stock on a one-for-one basis.

(5)

Represents percentage of voting power of the holders of Class A common stock and Class V common stock of the Company voting together as a single class. See the section entitled “Description of Securities.” Percentage of total voting power is calculated using a denominator of 98,460,001, which is the sum of (i) 90,526,108 shares of the Company’s Class A common stock (which number includes 2,303,749 shares of unvested restricted stock that have voting rights) and (ii) 7,933,893 Post-Merger Repay Units, in each case, outstanding as of June 15, 2021.

(6)	Assumes the sale of all shares of Class A common stock registered pursuant to the resale registration statement of which this prospectus is a part.

Material Relationships with the Selling Securityholder

Merger Agreement

We issued the shares of Class A common stock to the Selling Securityholder as a portion of the purchase price consideration under the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into the Target, with the Target being the surviving company of the merger. We are registering the shares on behalf of the Selling Securityholder pursuant to the Merger Agreement and the related Registration Rights Agreement entered into between the Company and the Selling Securityholder concurrently with the Merger Agreement.

Registration Rights Agreement

In connection with the Acquisition, we entered into the BillingTree Registration Rights Agreement with the Selling Securityholder on May 7, 2021 with respect to the Acquisition Shares. Under the terms of the BillingTree Registration Rights Agreement, we are required to file with the SEC the resale registration statement of which this prospectus is a part, with respect to the offer and resale or distribution of the Acquisition Shares. In addition, we are required to assist the Selling Securityholder in connection with up to two non-marketed underwritten offerings, upon demand of the Selling Securityholder. Under the BillingTree Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder and its officers and directors and controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Acquisition Shares, unless such liability arises from misstatement or omission with respect to information relating to the Selling Securityholder, and the Selling Securityholder has agreed to indemnify the Company and its officers and directors and controlling persons against all losses or damages caused by misstatements or omissions with respect to information relating to the Selling Securityholder. The rights of the Selling Securityholder under the BillingTree Registration Rights Agreement may be assigned to any direct or indirect transferee of the Selling Securityholder as permitted thereunder and in the Merger Agreement. In such case, we will use commercially reasonable efforts to amend or supplement this prospectus and the registration statement of which this prospectus is a part in order to reflect any distribution or transfer of the Acquisition Shares by the Selling Securityholder to any of its direct or indirect equityholders that does not involve a disposition for value. The BillingTree Registration Rights Agreement also contains customary provisions with respect to blackout periods and registration procedures.

PLAN OF DISTRIBUTION

The shares of Class A common stock beneficially owned by the Selling Securityholder covered by this prospectus may be offered and sold or distributed from time to time by the Selling Securityholder. The term “Selling Securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, member distribution, stockholder distribution or other transfer. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholder may sell or distribute their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Capital Market;

•

through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers, including underwritten offerings;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

by distributing to its (or its affiliates’) limited partners, general partners, members, stockholders or other equityholders, including to the Parthenon Funds, Madison and/or other limited partners of Beckham LP;

•	in privately negotiated transactions, including through bidding, auction or other process;

•	through the writing or settlement of options or other transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of Class A common stock that qualify for sale pursuant to Rule 144 of the Securities Act (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Securityholder may also distribute shares to their partners, members, shareholders or other equityholders in normal course, who may in turn sell or distribute the shares in the manner listed above.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholder and any broker-dealers who execute sales for the Selling Securityholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.

In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our shares of Class A common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our shares of Class A common stock for their own account. In addition, to cover overallotments or to stabilize the price of our shares, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholder may solicit offers to purchase the shares directly from, and it may sell such shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Securityholder may pay for solicitation of those contracts.

The underwriters, dealers and agents may engage in transactions with us or the Selling Securityholder, or perform services for us or the Selling Securityholder, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholder and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Selling Securityholder may transfer the shares in ways not involving market makers or established trading markets, including directly by distribution or other transfer, including distributions to limited partners, general partners, shareholders or other equityholders of the Selling Securityholder or its affiliates.

The Selling Securityholder, including the Parthenon Funds, Madison and other limited partners of Beckham LP, as well as limited partners of such limited partners, may elect to make a pro rata in-kind distribution of the shares to its members, partners, shareholders or other equityholders pursuant to the registration statement of which this prospectus is a part. Such members, partners, shareholders or equityholders would thereby receive freely tradeable ordinary shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares acquired in the distribution. The Selling Securityholder may make gifts of the shares covered by the registration statement of which this prospectus is a part. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by the Selling Securityholder has been passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is www.repay.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D or 13G with respect to our securities filed on behalf of our directors and our executive officers and stockholders; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to the termination of the offering under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 23, 2021, Amendment No.  2 to the Annual Report on Form 10-K/A filed with the SEC on May 10, 2021 and Amendment No.  3 to the Annual Report on Form 10-K/A filed with the SEC on May 14, 2021 (File No. 001-38531);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021 (File No. 001-38531);

•

our Current Reports on Form 8-K, filed with the SEC on January  14, 2021, January  19, 2021, February  5, 2021, March  2, 2021, April  30, 2021, May  10, 2021 and June 15, 2021 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531); and

•

the description of our securities contained in our Registration Statement on Form 8-A (File No.  001-38531), filed with the SEC on June 15, 2018, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 (File No. 001-38531), including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters above under the section entitled “The Company.”

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Amount
SEC registration fee		$26,527
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1†	Agreement and Plan of Merger, dated effective January 21, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on January 22, 2019).

2.2†	First Amendment to Agreement and Plan of Merger dated February 11, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on February 12, 2019).

2.3†	Second Amendment to Agreement and Plan of Merger dated May 9, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).

2.4†	Third Amendment to Agreement and Plan of Merger dated June 19, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 20, 2019).

2.5†	Asset Purchase Agreement, dated as October 11, 2019, by and among Mesa Acquirer LLC, Repay Holdings, LLC, American Payment Services of Coeur D’Alene, LLC, North American Payment Solutions LLC, North American Payment Solutions Inc., David Ford and Phillip Heath (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on October 15, 2019).

2.6†	Securities Purchase Agreement, dated as February 10, 2020, by and among Repay Holdings, LLC and the direct and indirect owners of CDT Technologies, LTD. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on February 10, 2020).

2.7†	Purchase Agreement, dated as of October 26, 2020, by and between CPS Holdings, LLC, CPS Media, LLC, DB & AS Enterprises, Inc., James F. Hughes, LLC and Repay Holdings, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on October 27, 2020).

2.8†	Agreement and Plan of Merger, dated as of May 7, 2021, by and among BT Intermediate, LLC, Repay Holdings Corporation, Beckham Acquisition LLC, Beckham Merger Sub LLC and BillingTree Parent, L.P. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on May 10, 2021).

3.1	Certificate of Corporate Domestication of Repay Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

3.2	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

4.1	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.4 of the Company’s Form 10-K (File No. 001-38531), filed with the SEC on March 16, 2020).

Exhibit No.	Description

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

10.1	Exchange Agreement, dated July 11, 2019, by and among the Company, Repay and the other holders of Class A units of Repay (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

10.2	Founder Stockholders Agreement, dated July 11, 2019, between the Company, John A. Morris, Shaler V. Alias, The JAM Family Charitable Trust dated March 1, 2018, JOSEH Holdings, LLC and Alias Holdings, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.3	Registration Rights Agreement, dated July 11, 2019, by and among the Company, Repay, and the Repay Unitholders (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.4	Registration Rights Agreement, dated June 18, 2018, by and between the Company, Thunder Bridge Acquisition LLC and the holders party thereto (incorporated by reference to Exhibit 10.4 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).

10.5	First Amendment to Registration Rights Agreement, dated July 11, 2019, by and among Thunder Bridge Acquisition Ltd. and Thunder Bridge Acquisition LLC (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

10.6	Registration Rights Agreement, dated May 7, 2021, by and among Repay Holdings Corporation and BillingTree Parent, L.P. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on May 10, 2021).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page in Part II of this registration statement).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 2, 2021.

REPAY HOLDINGS CORPORATION

/s/ Timothy J. Murphy
Name:	Timothy J. Murphy
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints John Morris, Timothy J. Murphy and Tyler B. Dempsey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ John Morris John Morris	Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2021

/s/ Timothy J. Murphy Timothy J. Murphy	Chief Financial Officer (Principal Financial Officer)	July 2, 2021

/s/ Thomas Sullivan Thomas Sullivan	Vice President, Corporate Controller (Principal Accounting Officer)	July 2, 2021

/s/ Shaler Alias Shaler Alias	President and Director	July 2, 2021

/s/ Peter Kight Peter Kight	Chairman of the Board	July 2, 2021

/s/ Paul Garcia Paul Garcia	Director	July 2, 2021

Signature	Capacity in Which Signed	Date

/s/ Maryann Goebel Maryann Goebel	Director	July 2, 2021

/s/ Robert H. Hartheimer Robert H. Hartheimer	Director	July 2, 2021

/s/ William Jacobs William Jacobs	Director	July 2, 2021

/s/ Richard Thornburgh Richard Thornburgh	Director	July 2, 2021

/s/ Jeremy Schein Jeremy Schein	Director	July 2, 2021